EXHIBIT (23)






                    Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9238, 2-64667,
33-64639 and 33-34807 which also serves as a Post-Effective
Amendment to Form S-8 No. 2-67598) and in the Prospectus constituting part of the Registration Statements on Form S-3
(Nos. 333-87015, 333-35129, 33-52713, 33-56635 and 33-54539 which also serves as a Post-Effective Amendment to Form S-3 No. 33-35308) of The Empire District Electric Company of our report dated
February 2, 2000 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.







PricewaterhouseCoopers LLP

St. Louis, Missouri
March 16, 2000